Forward-Looking Information Information in this presentation, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A number of forward-looking statements are contained in this presentation, including, but not limited to, HEI's Q3 2004 Operating Plan, Q4 2004 Operating Plan, 2005 Operating Plan,estimated growth in HEI-served markets, anticipated sales growth and market share growth, and estimated revenue. All such forward-looking statements involve risks and uncertainties--including, without limitation, adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, changes in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings--which could cause actual results to differ materially from the forward-looking statements.

HEI Purpose: Deploying advanced technology to make a positive difference in people's lives. HEI Mission: To be the premier one-stop shop for high technology design, development and manufacturing for our target markets.

Key Statistics NasdaqNM Ticker Stock Price (8.6.04) Market Capitalization 52 Week Price Range Average Volume (3 months) Cash Short Term Debt HEII $1.29 $12 M $1.19 - $5.20 (Based on closing prices) 30,727 shares $898K $1,151K

Company Overview Founded in 1968 New management 2003 Leading specialty Electronics Manufacturing Services company Markets include: Medical, Hearing, Broadband and RFID solutions Headquartered in Victoria, MN Additional facilities in: Boulder, CO Tempe, AZ 360 FTE employees worldwide Fiscal Year End - August 31

EMS Assembly Core Microelectronic Sub-Assembly Design / Develop Class III Medical Device Assembly Software V&V Flexible Substrate Fab System Sub Assembly Dist / Full Design for Manufacturing Repair Depot HEI Model

Flex Substrate Manufacturing

- Facility in Tempe, AZ
- Thin core transport on all conveyorized process lines down to .001" (25 microns)
- Class 10,000 photo clean room
- Line widths and spacing down to .002"
- AOI - automatic optical inspection
- Via holes down to .004"
- Laser drill 10,000 vias per minute
- Core thickness down to .001" film with 5 micron copper
- Blind vias plated with proprietary spray eductor system
- Electrical test with fixtureless flying probe system





Turning Technology to Your Advantage HEI INC

Microelectronics Solutions Microelectronics Solutions Microelectronics Solutions HEI uses its technical capabilities to provide advanced solutions such as: Miniature, high-density, stacked-chip solutions for hearing aid circuits Multi-layer flexible and rigid-flex, or ceramic circuits for implantable and non-implantable medical devices Multi-chip modules for high frequency telecommunication devices Low-inductance chip-interconnect for medical imaging applications Fabrication of cards, tags, and labels for RF- Identification applications Mixed technology assemblies, such as flip- chip, wirebonding, stud-bumping for various applications

Subassemblies

- HEI produces subsystems for applications in demanding microminiature interconnect applications



- Capabilities include:
  - Flip chip processes
  - Direct chip attach (DCA)
  - Microwave integrated circuit design
  - Hearing instrument circuit design
  - High density laminate layout and design
  - Chip stacking, chip-scale packaging, and ball-grid array packaging
  - Blind and buried micro-via's





Turning Technology to Your Advantage HEI INC

System Solutions HEI manufactures complex electronic and electromagnetic medical devices in a Class III Medical facility. We provide the following services when manufacturing the entire system solution: Project management and planning Gap assessment Re-engineering of client design issues Assembly and test procedures Fixtures and tooling FDA pre-market submission support Product cost reduction Electronic and mechanical assembly Environmental testing Distribution and fulfillment Vendor selection and qualification Verification and validation services Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service Repair and service

Focus Markets The components and subassemblies we manufacture are targeted at the following markets: Hearing: Hearing Aids and Implantable Hearing Devices Medical: Therapeutic & Diagnostic Hardware, Implantable Device Electronics, Imaging Hardware and Software Broadband: Optical Processors and High Frequency Chip Carriers RFID: Anti-Theft, Industrial, Inventory Control, Manufacturing, Medical, and Financial

HEI Competitors HEI Competitors

HEI Markets HEI-served available markets are estimated at $3.37 Billion in 2004, growing to $6.16 Billion in 2008 Turning Technology to Your Advantage

HEI Advantages / Core Competencies HEI Advantages / Core Competencies Component Solutions Subsystem Solutions System Solutions RF Identification Connectivity Software Solutions + V&V V&V V&V V&V Fully integrated medical-oriented outsource business from substrate through hardware to software: Reduced time risk to market - integrated supply chain Cost effective - no margin stacking Technical leverage - design engineering talent, proprietary IP and platforms

Tier 1 Customers Tier 1 Customers Tier 1 Customers Tier 1 Customers

HEI Sales Growth & Market Share HEI forecasts sales to increase from $45M in 2004 to $124M in 2008. HEI's share of its served available markets is forecast to grow from 1.6% in 2004 to 2.4% in 2008 Turning Technology to Your Advantage 45 124

HEI Revenue 2001 - 2004

Target Operating Model 2004 Est % of Rev Revenue $44M 100% COGS 39.6M 90% S 3M 7% G & A 4.8M 11% R & D 3M 7% Operating Income (6.5M) (14.7%) 2005 Target % of Rev $52 - 56M 100% 75 - 80% 4 - 6% 6 - 8% 4 - 6% 2 - 3M 5+%

Why HEI? Strong, experienced management team Playing in robust, expanding markets Achieving customer acquisition & growth by leveraging the benefits of a fully integrated HEI Focused on profitable and sustainable growth Costs under control Selectively hiring and capitalizing to fuel growth Offering real shareholder value